UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, Florida.	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 932-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events

As previously disclosed, Cambridge Capital Acquisition Corporation (“Cambridge”), Cambridge Holdco Corp., Cambridge’s wholly-owned subsidiary (“Holdco”), Ability Computer & Software Industries Ltd. (“Ability”) and the shareholders of Ability (the “Ability shareholders”) have entered into an agreement and plan of reorganization which provides for, among other things, (a) the a merger of Cambridge with and into Holdco, with Holdco surviving the merger and becoming a new public company, and (b) the subsequent exchange of 100% of the outstanding ordinary shares of Ability by the Ability shareholders for ordinary shares of Holdco and cash.

On December 22, 2015, the Gordon Family 2007 Trust, an initial stockholder of Cambridge (“Founder”), entered into agreements with several third parties (collectively, the “Holders”) pursuant to which such Holders purchased approximately $31 million of shares of common stock of Cambridge and agreed not to seek conversion of such shares in exchange for the Founder (and its designees) agreeing to transfer to the Holders certain shares of Cambridge’s common stock owned by the Founder (and its designees). The shares being transferred by the Founder (and its designees) are currently held in escrow and will be released from escrow in connection with the agreements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

By:	/s/ Benjamin Gordon
Benjamin Gordon
Chief Executive Officer

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